            Limited Partnership Agreement of IBG Dahlia Associates
                dated September 1, 1995 between Registrant and
           20 Dahlia Partnership, a California limited partnership.

                               IBG DAHLIA ASSOCIATES,
                          A CALIFORNIA LIMITED PARTNERSHIP

                            LIMITED PARTNERSHIP AGREEMENT

                            LIMITED PARTNERSHIP AGREEMENT
                                         OF
                               IBG DAHLIA ASSOCIATES,
                          A CALIFORNIA LIMITED PARTNERSHIP

                                  TABLE OF CONTENTS
                                  -----------------

                                                                      Page

         ARTICLE 1 - THE PARTNERSHIP

              Section 1.1    Reconstitution..........................   2
              Section 1.2    Name....................................   2
              Section 1.3    Principal Executive Office..............   2
              Section 1.4    Purposes................................   3
              Section 1.5    Purposes Limited........................   4
              Section 1.6    No Payments of Individual
                             Obligations.............................   4
              Section 1.7    Statutory Compliance....................   4
              Section 1.8    Title to Property.......................   4
              Section 1.9    Duration................................   4


         ARTICLE 2 - THE PARTNERS

              Section 2.1    Identification..........................   5
              Section 2.2    Liability Several.......................   5
              Section 2.3    Noncompetition..........................   5
              Section 2.4    Limits on Developer's Activities........   5
              Section 2.5    Other Conflicts.........................   5
              Section 2.6    Reimbursement and Fees..................   6
              Section 2.7    Indemnification of Partners by the
                             Partnership.............................   6
              Section 2.8    Indemnification by Partners.............   6
              Section 2.9    Limitation on Liability of Partners.....   7
              Section 2.10   Payments to Developer and Affiliates....   8


         ARTICLE 3 - CAPITAL

              Section 3.1    Capital Accounts and Adjusted Capital
                             Accounts................................   8
              Section 3.2    Capital Contributions...................   9
              Section 3.3    No Further Capital Contributions........  10
              Section 3.4    Capital Contributions - General.........  10
              Section 3.5    Interests...............................  11

         ARTICLE 4 - LOANS

              Section 4.1    Loans...................................  11
              Section 4.2    Payment of Third Party Loans............  11


         ARTICLE 5 - CASH DISTRIBUTIONS

              Section 5.1    Definitions.............................  11
              Section 5.1.1  Guaranteed Payments.....................  14
              Section 5.2    Operating Cash Flow.....................  15
              Section 5.3    Extraordinary Cash Flow ................  16
              Section 5.4    Distributions in Liquidation............  17
              Section 5.5    In-Kind Distribution....................  17


         ARTICLE 6 - OPERATING DEFICITS

              Section 6.1    Operating Deficits .....................  17


         ARTICLE 7 - TAX ALLOCATIONS

              Section 7.1    Definition of Net Profit and Net Loss...  17
              Section 7.2    Allocation of Net Profit, Gross Income
                             and Net Loss............................  19
              Section 7.3    Tax Allocations; Code Section 704(c)....  22
              Section 7.4    Allocations Upon Transfer or
                             Change of Interests.....................  23


         ARTICLE 8 - ACCOUNTING AND RECORDS

              Section 8.1    Books and Records.......................  23
              Section 8.2    Reports.................................  24
              Section 8.3    Tax Returns.............................  24
              Section 8.4    Depreciation............................  24
              Section 8.5    Special Basis Adjustment................  24
              Section 8.6    Tax Matters Partner.....................  25
              Section 8.7    Fiscal Year.............................  25
              Section 8.8    Bank Accounts...........................  25

         ARTICLE 9 - MANAGEMENT AND OPERATIONS

              Section 9.1    Management..............................  25
              Section 9.2    Standard of Care........................  28
              Section 9.3    Insurance...............................  28

         ARTICLE 10 - REPRESENTATIONS AND WARRANTIES

              Section 10.1   Developer...............................  28
              Section 10.2   NEPP V..................................  29
              Section 10.3   Brokers.................................  31


         ARTICLE 11 - TRANSFER OF INTERESTS

              Section 11.1   Restrictions on Transfer of
                             Developer's Interest....................  31
              Section 11.2   No Restriction of Transfer
                             of NEPP V Interest......................  31
              Section 11.3   Permitted Transfers.....................  32
              Section 11.4   General Transfer Provisions.............  33
              Section 11.5   Tax Allocations and Cash
                             Distributions...........................  33
              Section 11.6   Compliance..............................  34
              Section 11.7   Waiver of Partition.....................  34


         ARTICLE 12 - OPTION TO PURCHASE DEVELOPER'S INTERST

              Section 12.1   NEPP V'S Right to Acquire
                             Developer's Interest....................  33
              Section 12.2   Purchase Price..........................  33
              Section 12.3   Closing of Purchase and Sale............  35
              Section 12.4   Payment.................................  35
              Section 12.5   Liabilities.............................  35


         ARTICLE 13 - TERMINATION OF THE PARTNERSHIP

              Section 13.1   Events of Dissolution...................  35
              Section 13.2   Effects of Dissolution..................  36
              Section 13.3   Sale of Assets by Liquidating
                             Trustees................................  36


         ARTICLE 14 - MISCELLANEOUS

              Section 14.1   Notices.................................  37
              Section 14.2   Successors and Assigns..................  37
              Section 14.3   No Oral Modifications; Amendments.......  37
              Section 14.4   Captions................................  37
              Section 14.5   Terms...................................  38
              Section 14.6   Invalidity..............................  38
              Section 14.7   Counterparts............................  38
              Section 14.8   Further Assurances......................  38
              Section 14.9   Complete Agreement......................  38
              Section 14.10  Attorneys' Fees.........................  38
              Section 14.11  Governing Law...........................  38

              Section 14.12  No Third Party Beneficiary..............  38
              Section 14.13  Exhibits and Glossary...................  39
              Section 14.14  Estoppels...............................  39
              Section 14.15  References to this Agreement............  39
              Section 14.16  Reliance on Authority of Person
                             Signing Agreement.......................  39
              Section 14.17  Consents and Approvals..................  39


                                      EXHIBITS


         A    Legal Description of Land

         A Glossary of Defined Terms used in this Agreement is attached.

                               IBG DAHLIA ASSOCIATES,
                          A CALIFORNIA LIMITED PARTNERSHIP


                           LIMITED PARTNERSHIP AGREEMENT


              THIS LIMITED PARTNERSHIP AGREEMENT ("Partnership Agreement" or "Agreement") of IBG Dahlia Associates, a California Limited Partnership (the "Partnership"), is dated as of September 1, 1995, between 20 Dahlia Partnership, a California Limited Partnership ("Developer" or the "Limited Partner"), and New England Pension Properties V; a Real Estate Limited Partnership, a Massachusetts limited partnership ("NEPP V" or the "General Partner").
         Developer and NEPP V are sometimes hereinafter referred to collectively as the "Partners" and individually as a "Partner." Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the glossary attached hereto.

              WHEREAS, IBG Dahlia Associates (the "Original Partnership"), was formed pursuant to that certain IBG Dahlia Associates General Partnership Agreement entered into by and between NEPP V and Developer dated as of August 28, 1987 (the "Original Agreement"); and

              WHEREAS, the Partners have agreed to convert the Partnership into a California limited partnership as of the date of filing, with the California Secretary of State, of a Certificate of Limited Partnership (Form LP-1) for the Partnership;

              WHEREAS, the parties hereto now desire to amend and completely restate the Original Agreement in its entirety on the terms and conditions hereinafter set forth to provide for (i) the conversion of the Original Partnership from a California general partnership into a California limited partnership; and (ii) such other changes to the Original Agreement as the Partners deem appropriate.

              NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements set forth in this Agreement and intending to be legally bound, the parties hereby agree to continue the Partnership as a California limited partnership in accordance with the California Revised Limited Partnership Act (the "Act") and do hereby agree as follows:

                                   ARTICLE I

                                THE PARTNERSHIP
                                ---------------

              Section 1.1  Reconstitution.  The Partners hereby
                           --------------
          reconstitute the Original Partnership as a California limited partnership in accordance with the provisions of the Act. The Partners hereby make and execute this Agreement so as to set forth the rights, duties, obligations and limitations on the liabilities of the Partners, including, without limitation, the rights of the Partners with respect to the assets and profits of the Partnership, which the Partners shall be entitled to receive by reason of being a general or limited partner of the Partnership. In furtherance of the foregoing provisions of this Section 1.1, the Partners hereby acknowledge that (i) the interest of Developer as a general partner in the Original Partnership is hereby converted into an interest as a limited partner in the Partnership, and (ii) Developer is hereby entitled to exercise all of the rights, powers, and privileges, and is hereby obligated to perform all of the duties and obligations, which may hereafter exist with respect to a limited partner of the Partnership. Each of the Partners hereby consents to the conversion described above in this Section 1.1 and acknowledges that the Partnership shall not dissolve or terminate as a result of such conversion; on the contrary, the business of the Partnership shall continue without any interruption and without any break in continuity.

              Concurrently with the execution of this agreement, the General Partner shall execute one (1) or more copies of a Certificate of Limited Partnership for the Partnership pursuant to the provisions of Section 15621 of the California Corporations Code, which shall be duly filed in the Office of the California Secretary of State and certified copies of which may, in the sole discretion of the General Partner, be recorded in any county.

              Section 1.2  Name.  The name of the Partnership is hereby
                           ----
         changed to "IBG Dahlia Associates, a California Limited Partnership," or if that name is not available, any other name the General Partner may select that is in compliance with the Act. In furtherance of the foregoing name change, the Partners hereby authorize the General Partner to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any and all documents required to effectuate such name change including, without limitation, a Cancellation of Statement of Partnership and Statement of Abandonment of Use of Fictitious Business Name for the Original Partnership.

              Section 1.3  Principal Executive Office.  The principal
                           --------------------------
         executive office of the Partnership shall be located in care of Investment Building Group, 500 North State College Boulevard,

         Suite 525, Orange, California 92668, or at such other place within or without the State of California as may be selected by NEPP V. The Partnership shall at all times maintain an office in California for purposes of Section 15614 of the Act.

              Section 1.4  Purposes.  The sole purposes of the Partnership
                           --------
         shall be to acquire, own and hold for production of income, improve, develop, operate, manage, lease, sell, dispose and otherwise deal with the Project. In furtherance of these purposes, but subject to all other provisions of this Agreement, the Partnership is hereby authorized:

              - to acquire by purchase, lease or otherwise, any real or personal property, including the Land (and to enter into options and agreements so to acquire such real or personal property), which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

              - to construct, operate, maintain, finance, improve, own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

              - to borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on the Project and/or any other assets of the Partnership;

              - to borrow money on the general credit of the Partnership for use in the Partnership business and to execute documents in connection therewith;

              - to enter into, perform and carry out contracts of any kind, including contracts with an Affiliate of a Partner, necessary to, in connection with or incidental to, the accomplishment of the purposes of the Partnership;

              - to enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under applicable laws;

              - to enter into, on behalf of the Partnership, easements, rights of way, utility or other agreements necessary for the development of the Project or any portion thereof or to permit access over, through, and across the Project or any portion thereof (to serve adjoining properties, for vehicular and pedestrian access, utility installations maintenance and other purposes);

              - to prepay in whole or in part, refinance, recast, increase, modify, or extend any mortgage affecting the Project or other indebtedness of the Partnership and, in connection therewith, to execute any extensions, renewals or modifications of such other mortgages and indebtedness; and

              - to take or cause to be taken all actions and to perform or cause to be performed all functions necessary or appropriate to promote the business of the Partnership and to realize and carry out its purposes.

              Section 1.5  Purposes Limited.  The Partnership shall be a
                           ----------------
         partnership only for the purposes specified in Section 1.4. Except as otherwise provided in this Agreement, the Partnership shall not engage in any other activity or business and no Partner shall have any authority to hold itself out as a general agent of another Partner in any other business or activity.

              Section 1.6  No Payments of Individual Obligations.  The
                           -------------------------------------
         Partners shall use the Partnership's credit and assets solely for the benefit of the Partnership. No asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of a Partner.

              Section 1.7  Statutory Compliance.  The Partnership shall
                           --------------------
         exist under and be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of California. The Partners shall make all filings and disclosures required by, and shall otherwise comply with, all such laws.

              The Partners shall execute and file in the appropriate records a certificate of limited partnership, and such documents and instruments as may be necessary or appropriate with respect to the continuation of, and conduct of business by, the Partnership as a California limited partnership.

              Section 1.8  Title to Property.  All real and personal
                           -----------------
         property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in such property in its individual name or right and each Partner's interest in the Partnership shall be personal property for all purposes.

              Section 1.9  Duration.  The term of the Partnership commenced
                           --------
        on August 28, 1987 and the Partnership shall dissolve on

         December 31, 2035 unless sooner dissolved or terminated pursuant to statute or any provision of this Agreement.


                                   ARTICLE 2

                                 THE PARTNERS
                                 ------------

             Section 2.1  Identification.  Developer and NEPP V shall be
                          --------------
        the Partners of the Partnership. No other person may become a Partner except pursuant to a transfer specifically permitted under and effected in compliance with this Agreement.

              Section 2.2  Liability Several.  The obligations of the
                           -----------------
         Partners under this Agreement to one another shall be in every case several and shall not be, or be construed to be, either joint or joint and several.

              Section 2.3  Noncompetition.  Intentionally Omitted.
                           --------------

              Section 2.4  Limits on Developer's Activities.  Developer
                           --------------------------------
         shall not engage, invest or otherwise participate in any activity, investment or undertaking other than this Partnership.

              Section 2.5  Other Conflicts.  NEPP V, Affiliates of NEPP V
                           ---------------
         and Affiliates of Developer (but not Developer itself) may conduct any business or activity whatsoever (including the acquisition, development, leasing and operation and/or sale of real property) without any accountability to the Partnership or to any Partner even if such business or activity competes with the business of the Partnership. Each Partner understands that NEPP V, Affiliates of NEPP V and Affiliates of Developer may be interested, directly or indirectly, in various other businesses and undertakings not including the Partnership.

              Further, each Partner understands and acknowledges that the conduct of the business of the Partnership may involve business dealings with such other businesses or undertakings of NEPP V, Affiliates of Developer and Affiliates of NEPP V. The creation of the Partnership and the assumption by each of the Partners of its duties hereunder shall be without prejudice to the respective rights of NEPP V, Affiliates of Developer and Affiliates of NEPP V to maintain such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Partner waives any rights it might otherwise have to share or participate in such other interests or activities of NEPP V, Affiliates of Developer and Affiliates of NEPP V. Notwithstanding anything to the contrary, Developer shall not engage in or have any business dealings with any other Person or Entity, except as required for its administrative operation.

              Section 2.6  Reimbursement and Fees.  NEPP V shall and any
                           ----------------------
         Affiliate thereof shall be entitled to reimbursement for their reasonable out-of-pocket expenses paid to third parties incurred in connection with the performance of its obligations hereunder. If NEPP V or an Affiliate of NEPP V shall at any time provide property management services to the Partnership, NEPP V or such Affiliate shall be entitled to property management fees and leasing commissions at rates competitive with those which would be paid to an unaffiliated property manager providing comparable services to a project of the type and size of the Project, in the geographic area in which the Project is located.

              Section 2.7  Indemnification of Partners by the Partnership.
                           ----------------------------------------------
         The Partners shall perform their duties under this Agreement with ordinary prudence and in a manner characteristic of businessmen in similar circumstances. However, neither shall have any liability whatsoever to the Partnership or to any other Partner for loss caused by any act or by the failure to do any act if the loss suffered arises out of a mistake in judgment of the Partner, or if the Partner, in good faith, had determined that the action or lack of action giving rise to the loss was in the best interests of the Partnership or if the action or lack of action giving rise to the loss was based on the advice of counsel; provided, however, that
                                                  --------  -------
         such exculpation from liability shall not apply to any liability for loss caused by any act or by the failure to do any act which arises out of the gross negligence, willful neglect or willful misconduct of any Partner.

              The Partnership, its receiver or liquidating trustee, shall indemnify, hold harmless and pay all judgments and claims against any of the Partners arising from any actions or decisions performed or made by them in connection with the business of the Partnership, provided such actions or decisions are within the
                      --------
         scope of the purposes of the Partnership and the Partner seeking indemnification complied with the immediately preceding paragraph. This indemnification shall include, without limitation, payment of attorneys' and accountants' fees incurred in connection with the defense of any claim or proceeding based on any such action or decision, which attorneys' and accountants' fees shall be paid as incurred; and liabilities under Federal and state securities laws, to the extent permitted by law.

              Section 2.8  Indemnification by Partners.  Subject to Section
                           ---------------------------
         2.7, each Partner (an "Indemnitor") shall indemnify and hold harmless the other Partner from and against all claims, demands, actions and rights of action which shall or may arise by virtue of anything done or omitted to be done by the Indemnitor (directly or through or by agents, employees or other representatives) outside the scope of, or in breach of the terms of this Agreement.

              A Partner who desires to make a claim against an Indemnitor under this Section shall notify the Indemnitor of the claim, demand, action or right of action which is the basis of such claim, and shall give the Indemnitor a reasonable opportunity to participate in the defense thereof. Failure to give such notice shall not affect the Indemnitor's obligations hereunder, except to the extent of any actual prejudice resulting therefrom. Any cash distributions of the Indemnitor under Article 5 shall be charged for any amounts the Indemnitor is required to pay pursuant to this
         Section 2.8.

              Section 2.9  Limitation on Liability of Partners.  Except as
                           -----------------------------------
         hereinafter provided, no Partner shall have personal liability for the payment of any sums owing by such Partner to the Partnership or any other Partner under the terms of this Agreement, or for the performance of any other covenant or agreement of such Partner contained herein; rather, the Partnership and each other Partner shall look solely to the Interest of such Partner or to such other specific remedies as may be provided for herein, for satisfaction of each and every of such payments and obligations, and shall never seek, obtain or enforce any deficiency judgment or other judgment or mandatory order of any nature the effect of which would be to compel such Partner to pay any sum of money to any party in respect of any obligation arising under the terms of this Agreement and owed to the Partnership or any other Partner (including, without limitation, any subrogation right or remedy obtained by payment by a Partner of all or any portion of a Third Party Loan or other indebtedness of the Partnership).

              Except as otherwise provided in this Section 2.9, each Partner hereby waives and relinquishes any right to have any recourse or pursue any remedy whatsoever, other than the foregoing specified remedy, against the following:

              - the Partnership, the Partners (or any partner, general or limited, present or future subscriber to the capital stock, stockholder, officer or director of any of the Partners); or

              - any corporation, partnership (or any partner thereof), individual or entity to which any interest in the Project shall have been transferred.

              The foregoing provisions shall not limit the right of any Partner to name the Partnership or the other Partners a party defendant in any action or suit in the exercise of the sole remedy permitted hereunder, so long as no judgment obtained by such Partner shall be enforced other than as provided above.

              Section 2.10  Payments to Developer and Affiliates.  The
                            ------------------------------------
        Partnership has entered into a Property Management Agreement dated as of September 1, 1995, with respect to the Project pursuant to which the Developer or an Affiliate of the Developer (the "Property Manager") shall provide management services for the Project.


                                       ARTICLE 3

                                        CAPITAL
                                        -------

              Section 3.1  Capital Accounts and Adjusted Capital Accounts.
                           ----------------------------------------------
              (a) A separate capital account ("Capital Account") shall be maintained for each Partner and adjusted in accordance with Treasury Regulations under Section 704(b) of the Code. To the extent consistent with such Regulations, the adjustments to such accounts shall include the following:

                   (i) There shall be credited to each Partner's Capital Account the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such Partner to the capital of the Partnership (or deemed contributed pursuant to Treasury Regulation
              Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or to take subject to under Code Section 752) and such Partner's share of the Gross Income and Net Profits (and all items thereof) of the Partnership. There shall be charged against each Partner's Capital Account the amount of all cash distributions to such Partner by the Partnership (or deemed distributed pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under Code Section 752) and such Partner's share of the Net Losses (and all items thereof) of the Partnership.

                  (ii) If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Article 7 below) of the Net Profit or Net Loss that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

                 (iii) Any adjustments to the tax basis (or Book Value) of Partnership property under Code Sections 732, 734 or 743, will be reflected as adjustments to the Capital Accounts of the

              Partners, only in the manner and to the extent provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

              (b) An adjusted capital account ("Adjusted Capital Account") shall also be maintained for each Partner, which shall be equal to such Partner's Capital Account balance increased by (i) the Partner's Share of Partnership Minimum Gain and (ii) the Partner's Share of Partner Nonrecourse Debt Minimum Gain.

              (c) For purposes of Section 7.2(i) and (j) only, below, a Partner's Adjusted Capital Account shall be reduced by the net adjustments, allocations and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the Partnership's taxable year are reasonably expected to be made to such Partner, and shall be increased by the sum of (i) any amount which the Partner is required to restore to the Partnership upon liquidation of his or its interest in the Partnership (or which is so treated pursuant to Treasury Regulation
         Section 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law and (ii) that portion of any indebtedness of the Partnership (other than Partner Nonrecourse
         Debt) with respect to which the Partner bears the Economic Risk of Loss that such indebtedness would not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Book Values as of the end of the Fiscal Year or other period and the proceeds from the sales together with any amounts described in clause (i) above were used to pay the Partnership's liabilities.

              (d) As of December 31, 1994, the respective tax Capital Account balances of the Partners were as follows:

                   NEPP V              $4,432,382.57
                   Developer                -0-

              Section 3.2  Capital Contributions.
                           ---------------------

              (a) Upon formation of the Partnership, NEPP V agreed to contribute to the Partnership capital in the amount of $7,250,000, of which $1,321,000 was contributed by NEPP V upon such formation, and of which an additional $5,760,592.62 has been contributed to the Partnership through the date hereof (so that NEPP V's total capital contributions to the Partnership through the date hereof equal $7,081,592.62). Such capital is hereinafter referred to as NEPP V's "Senior Capital". NEPP V may, but shall have no obligation to, make any further contribution to the capital of the Partnership, but, if it reasonably determines that the Partnership requires, for any reason, additional capital, and it elects to contribute such capital, the aggregate amount of any such contribution or contributions shall hereinafter be referred to as NEPP V's "Junior Capital".

              (b) Upon formation of the Partnership, Developer contributed or caused to be contributed to the Partnership its interest in the Project, and assigned or caused to be assigned to the Partnership the following, if any:

              - all rights of Developer and its Affiliates in any plans, specifications, working drawings, designs, models and other similar architectural or engineering materials prepared for the Project (or any portion thereof);

              - all rights or benefits of Developer and its Affiliates in and to all prior discussions with governmental bodies, entities and agencies with respect to the Project (or any portion thereof);

              - all agreements providing utility services to the Project (or any portion thereof);

              -    all leases for space in the Project;

              - all right, title and interest of Developer and its Affiliates to continue the negotiations, discussions and business arrangements in connection with the foregoing; and

              - all other rights, licenses and permits related to the Project (or any portion thereof).

         The agreed-upon net fair market value of the interests contributed by Developer is $10.00.

              Section 3.3  No Further Capital Contributions.   The Partners
                           --------------------------------
         shall not be required to contribute additional capital or loan any funds to the Partnership, except as expressly provided in this
         Article 3 and Article 5. Specifically, but not by way of limitation, the Partners shall not be required upon the liquidation and winding up of the Partnership, to contribute to the capital of the Partnership the amount of the negative balance, if any, in their respective Capital Accounts.

              Section 3.4  Capital Contributions - General.  Except as
                           -------------------------------
         specifically provided herein, no interest shall be paid on any capital contribution to the Partnership by any Partner. Except as specifically provided herein, no Partner may contribute capital to, or withdraw capital from, the Partnership. To the extent any cash which any Partner is entitled to receive pursuant to
         Article 5 or any other provision of this Agreement would constitute a return of capital, each of the Partners consents to the withdrawal of such capital. Under circumstances requiring a return of any capital, no Partner shall have the right to receive property other than cash.

              Section 3.5  Interests.  The respective Interests of the
                           ---------
         Partners in the Partnership shall be as follows:

                             NEPP V         60%
                             Developer      40%

              The provisions of this Section shall not give a Partner an interest in any amount credited to the Capital Account of any other Partner.


                                      ARTICLE 4

                                     OTHER LOANS
                                     -----------

              Section 4.1  Loans.  The Partnership is not currently
                           -----
         obligated for loans to third parties ("Third Party Loans"),

              Section 4.2  Payment of Third Party Loans.  As set forth in
                           ----------------------------
         the definition of Project Expenses, payments of principal and interest on all Third Party Loans, if any, shall be expenses of the Partnership.


                                      ARTICLE 5

                                 CASH DISTRIBUTIONS
                                 ------------------

              5.1  Definitions.  As used in this Agreement, the following
                   -----------
         terms shall have the meanings set forth below:

              "Junior Invested Capital" means an amount equal to the
               -----------------------
         aggregate amount of Junior Capital which NEPP V has contributed to the capital of the Partnership pursuant to Section 3.2 hereof decreased by the aggregate amount of proceeds distributed to NEPP V pursuant to clause SECOND of each of Sections 5.2 and 5.3.

              "Senior Invested Capital" means an amount equal to the
               -----------------------
         aggregate amount of Senior Capital which NEPP V has contributed to the capital of the Partnership pursuant to Section 3.2 hereof decreased by the aggregate amount of proceeds distributed to NEPP V pursuant to clause FOURTH of each of Sections 5.2 and 5.3. As of the date hereof, the amount of NEPP V's Senior Invested Capital is $7,081,592.62.

              "Project Expenses" means all expenditures, expenses and
               ----------------
         charges relating to the ownership, operation, construction, development, maintenance, management and upkeep of the Project (other than Monthly Guaranteed Payments and Accrued Monthly Guaranteed Payments), or any portion thereof, and the operations of the Partnership including, without limitation, the following:

              - all taxes, assessments, ground rents and other similar governmental and quasi-governmental charges levied or imposed on the Project or any portion thereof;

              -    insurance premiums;

              -    maintenance and security expenses;

              -    marketing, advertising and other promotional expenses;

              -    utility costs;

              - legal, accounting and other professional fees and expenses;

              -    architects, engineers and surveyors' fees;

              - cost of roads and utilities built and installed on the Land, or any portion thereof;

              - other costs associated with the zoning, subdivision and improvement of the Land, or any portion thereof, into building lots, whether incurred on or off the site;

              -    development and management fees;

              - payments of principal, interest and other amounts due or accrued under any Third Party Loans (if any); and

              - any and all other costs and expenses specified in this Agreement as Project Expenses.

              Depreciation (cost recovery) and amortization or any other non-cash items taken into account in determining Net Profits or Losses shall not be Project Expenses.

              "Operating Revenues" means as to any particular Fiscal Year
               ------------------
         or portion thereof, the total cash receipts of the Partnership other than (i) Extraordinary Cash Flow, (ii) any properly
         ----------
         unapplied advance rentals of the Partnership in connection with the leasing of the Project (which shall be Operating Revenues when applied), (iii) the proceeds of any Third Party Loans and (iv) any unforfeited security deposits of Project tenants.

              "Operating Cash Flow" means as to any particular Fiscal Year
               -------------------
         or portion thereof, Operating Revenues less the sum of the
         following:                             ----

              - Project Expenses paid from Operating Revenues during such period; and

              - a provision for a reasonable working capital reserve and a reserve for future Project Expenses in an amount determined by NEPP V in its reasonable discretion (the "Working Capital Fund"), and a reasonable reserve for replacement of Partnership assets subject to depreciation ("Reserve for Replacements") in an amount determined by NEPP V in its reasonable discretion.

              "Capital Transaction" means the sale, exchange, condemnation
               -------------------
         (or similar eminent domain taking or disposition in lieu thereof), destruction by casualty, refinancing or disposition of the Project or any portion thereof.

              "Extraordinary Cash Flow" means the cash proceeds (including
               -----------------------
         any applicable insurance proceeds) realized by the Partnership as a result of a Capital Transaction plus cash interest payments
                                           ----
         received on such proceeds, decreased by the sum of the following:
                                    ---------
              - payments to creditors of debts then due and payable, including the amount of any obligations to pay Project Expenses that have not been paid from Operating Revenues;

              - the amount of such proceeds used, set aside or committed by the Partnership for restoration and repair of the Project;

              - provision for the Working Capital Fund and the Reserve for Replacements, to the extent not funded from Operating Revenues, in an amount determined by NEPP V in its reasonable discretion; and

              - any expenses, costs or liabilities incurred by the Partnership in effecting or obtaining any such Capital Transaction or the proceeds thereof (including, without limitation, attorneys' and accountants' fees, court costs, brokerage fees, commissions, recording fees, transfer taxes, and the like), all of which expenses, costs and liabilities shall be paid from the gross amount of such cash proceeds to the extent thereof.

              Section 5.1.1  Guaranteed Payments.  The Partnership shall
                             -------------------
         make a monthly guaranteed payment to NEPP V ("Senior Monthly Guaranteed Payment") at the rate of 10% per annum on the Senior Invested Capital standing from time to time in NEPP V's Capital Account for each month during the year. All such payments shall be made monthly in arrears commencing on the first day of the first full calendar month following the date on which NEPP V contributed Senior Capital, and ending on the date on which the Senior Invested Capital of NEPP V shall have been reduced to zero. Senior Monthly Guaranteed Payments shall be made from Operating

         Cash Flow, Extraordinary Cash Flow and distributions in liquidation as provided in Sections 5.2, 5.3 and 5.4. To the extent that any such payments cannot be made when due from Operating Cash Flow, Extraordinary Cash Flow and distributions upon liquidation, such payments may accrue, and such accruals shall bear interest at the rate of 10% per annum, compounded monthly. The amount of such unpaid Senior Monthly Guaranteed Payments and the interest accruing thereon until paid in full are hereinafter referred to collectively as "Accrued Senior Monthly Guaranteed Payments." Accrued Senior Monthly Guaranteed Payments shall be payable out of Operating Cash Flow and Extraordinary Cash Flow as provided in Section 5.2 and 5.3 and distributions in liquidation as provided in Section 5.4.

              As of March 31, 1995, NEPP V's Accrued Senior Monthly Guaranteed Payments equalled $2,289,254.68.

              The Partnership shall make a monthly guaranteed payment to NEPP V ("Junior Monthly Guaranteed Payment") at the rate of 10% per annum on the Junior Invested Capital standing from time to time in NEPP V's Capital Account for each month during the year. All such payments shall be made monthly in arrears commencing on the first day of the first full calendar month following the date on which NEPP V has contributed Junior Capital, and ending on the date on which the Junior Invested Capital of NEPP V shall have been reduced to zero. Junior Monthly Guaranteed Payments shall be made from Operating Cash Flow, Extraordinary Cash Flow and distributions in liquidation as provided in Sections 5.2, 5.3 and
         5.4. To the extent that any such payments cannot be made when due from Operating Cash Flow, Extraordinary Cash Flow and distributions upon liquidation, such payments may accrue, and such accruals shall bear interest at the rate of 10% per annum, compounded monthly. The amount of such unpaid Junior Monthly Guaranteed Payments and the interest accruing thereon until paid in full are hereinafter referred to collectively as "Accrued Junior Monthly Guaranteed Payments." Accrued Junior Monthly Guaranteed Payments shall be payable out of Operating Cash Flow and Extraordinary Cash Flow as provided in Section 5.2 and 5.3 and distributions in liquidation as provided in Section 5.4.

              Junior Monthly Guaranteed Payments and Senior Monthly Guaranteed Payments are sometimes referred to collectively as "Monthly Guaranteed Payments." Accrued Junior Monthly Guaranteed Payments and Accrued Senior Monthly Guaranteed Payments are sometimes referred to collectively as "Accrued Monthly Guaranteed Payments."

              It is intended that the Monthly Guaranteed Payments and Accrued Monthly Guaranteed Payments described in this Section
         5.1.1 shall constitute guaranteed payments within the meaning of
         Section 707(c) of the Code, that they shall be deducted as an expense of the Partnership (unless NEPP V determines that such expense should be amortized) and that their payment shall not directly reduce the Capital Account of NEPP V.

              Section 5.2  Operating Cash Flow.  Operating Cash Flow shall
                           -------------------
         be determined for each Fiscal Year, or fraction thereof, and shall be distributed in the following order of priority:

              FIRST:    to NEPP V in payment of its Junior Monthly
              -----     Guaranteed Payments, and any Accrued Junior Monthly
                        Guaranteed Payments;

              SECOND:   to NEPP V until its Junior Invested Capital has
              ------    been reduced to zero;

              THIRD:    to NEPP V in payment of its Senior Monthly
              -----     Guaranteed Payments, and any Accrued Senior Monthly
                        Guaranteed Payments;

              FOURTH:   to NEPP V until its Senior Invested Capital has
              ------    been reduced to zero; and

              FIFTH:    to the Partners in accordance with their respective
              -----     Interests.

              Distributions of Operating Cash Flow shall be made provi-sionally at such reasonable intervals during the Fiscal Year as shall be determined by NEPP V, and in any event shall be made on a monthly basis within 30 days after the last day of each month. Following the end of each Fiscal Year, and at any time or from time to time during any Fiscal Year if requested by either Partner (and after determination of the actual amount of Operating Cash Flow for such Fiscal Year, or the portion thereof which then shall have elapsed, as applicable), the above provisional distributions of Operating Cash Flow to the Partners with respect to such Fiscal Year or portion thereof shall be recomputed on the basis of the actual amount of Operating Cash Flow. If the above provisional distributions with respect to such Fiscal Year or portion thereof are greater than the distributions thus recomputed for such Fiscal Year or portion thereof, then the Partners shall recontribute to the Partnership in reverse order of the priorities set forth above the amounts received by the Partners for such Fiscal Year or portion thereof until all distributions of Operating Cash Flow for such Fiscal Year or portion thereof shall be in conformance with this Section 5.2.

              Furthermore, if it is projected that the Partnership will not have sufficient cash (from any source) to pay its obligations as they become due, for all or a portion of the then Fiscal Year, and distributions of Operating Cash Flow theretofore have been made with respect to such Fiscal Year, then the Partners shall recontribute to the Partnership such distributions in reverse order of the priorities set forth in this Section 5.2, until there has been recontributed to the Partnership that aggregate amount which is equal to the lesser of the total of such distributions previously made with respect to such Fiscal Year, or the amount of such projected cash shortfall for such Fiscal Year. Any amounts so recontributed shall be characterized in the same manner as they were originally distributed so that, following such recontribution, subsequent distributions to the Partners pursuant to any clause of this Section shall be made in the same manner as if the original distributions were never made (except that, any Accrued Monthly Guaranteed Payment distributed to NEPP V which is entitled to earn interest, shall not earn such interest during the period from the date of distribution of such amount to NEPP V through the date of its recontribution by NEPP V pursuant to this sentence). For example, to the extent NEPP V is required to recontribute distributions made pursuant to clause SECOND of this Section, the amount of such distributions shall be deemed not to have been made for purpose of calculating NEPP V's Junior Invested Capital.

              Any amounts previously set aside in the Working Capital Fund or the Reserve for Replacements, to the extent funded from Operating Revenues, shall be additions to Operating Cash Flow when and to the extent NEPP V no longer regards such reserves as reasonably necessary to the efficient conduct of the affairs of the Partnership.

              Section 5.3  Extraordinary Cash Flow.  Except as provided in
                           -----------------------
         Section 5.4 below, Extraordinary Cash Flow shall be distributed by the Partnership in the following order of priority:

              FIRST:    to NEPP V in payment of its Junior Monthly
              -----     Guaranteed Payments, and any Accrued Junior Monthly
                        Guaranteed Payments;

              SECOND:   to NEPP V until its Junior Invested Capital has
              ------    been reduced to zero;

              THIRD:    to NEPP V in payment of its Senior Monthly
              -----     Guaranteed Payments, and any Accrued Senior Monthly
                        Guaranteed Payments;

              FOURTH:   to NEPP V until its Senior Invested Capital has
              ------    been reduced to zero; and

              FIFTH:    to the Partners in accordance with their respective
              -----     Interests.

              Section 5.4  Distributions in Liquidation.  Distributions in
                           ----------------------------
         connection with the liquidation and winding up of the Partnership

         (including distributions of Operating Cash Flow and Extraordinary Cash Flow) shall be made (after payment of the reasonable expenses incurred in dissolution and termination and payment to creditors of the Partnership, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Partnership property or assets) to the Partners in proportion to the positive balances of their Capital Accounts after Capital Accounts have been adjusted for the allocation of Net Profit and Net Loss (and items thereof) for the Fiscal Year during which such liquidation occurs.

              Section 5.5  In-Kind Distribution.  Assets of the Partnership
                           --------------------
         (other than cash) may be distributed in kind to the Partners. If any assets of the Partnership are distributed to the Partners in kind, such assets shall be valued on the basis of the fair market value thereof on the date of distribution, and any Partner entitled to any interest in such assets shall receive such interest as a tenant-in-common with all other Partners so entitled.


                                      ARTICLE 6

                                 OPERATING DEFICITS
                                 ------------------

              Section 6.1  Operating Deficits.  If, at any time, Project
                           ------------------
         Expenses exceed Operating Revenues, Extraordinary Cash Flow and other funds available to the Partnership (an "Operating Deficit"), then funds shall be withdrawn from the Working Capital Fund as required and if available. If Operating Deficits cannot be so funded, or if it reasonably appears that the Partnership will be unable to meet in a timely manner any of its obligations as they mature, NEPP V may, but shall not be required to, contribute Junior Capital to the Partnership in order to enable the Partnership to meet its obligations.


                                      ARTICLE 7

                                   TAX ALLOCATIONS
                                   ---------------

              Section 7.1  Definition of Net Profit and Net Loss.  (a) "Net
                           -------------------------------------
         Profit" and "Net Loss" shall mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                   (i) any income of the Partnership that is exempt from federal income tax or not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 7.1 shall be added to such taxable income or loss;

                  (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Code Section 704(b) and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 7.1, shall be subtracted from such taxable income or loss;

                 (iii) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property rather than its adjusted tax basis;

                  (iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in comput-ing taxable income or loss, there shall be taken into account depreciation on the assets' respective Book Values for such Fiscal Year or other period determined in accordance with Treasury Regulations under Code Section 704(b); and

                   (v) the amount of any Gross Income allocated to the Partners pursuant to Section 7.2(a) and Sections 7.2(e), (f) and (i), below, shall not be included as income or revenue.

              (b)  Definition of Net Profits or Net Losses From Capital
                   ----------------------------------------------------
         Transactions.  "Net Profits or Net Losses from Capital Transac-
         ------------
         tions" shall mean for each Fiscal Year or other period, the Net Profit or Net Loss for such Fiscal Year or other period calculated solely by reference to gains and losses from Capital Transactions.

              (c)  Definition of Net Profits or Net Losses From Operations.
                   -------------------------------------------------------
         "Net Profits or Net Losses from Operations" shall mean for each Fiscal Year or other period, the Net Profit or Net Loss for such Fiscal Year or other period calculated without regard to Net Profits and Net Losses from Capital Transactions.

              (d)  Definition of Gross Income.  "Gross Income" shall mean,
                   --------------------------
         for each Fiscal Year or other period, an amount equal to the Partnership's gross income as determined for federal income tax purposes for such Fiscal Year or period but computed with the adjustments specified in Section 7.1(a)(i) and (iii), above.

              (e)  Definition of Gross Income from Operations.  "Gross
                   ------------------------------------------
         Income from Operations" shall mean for each Fiscal Year or other period, the Gross Income for such year calculated without regard to Gross Income attributable to Capital Transactions.

              Section 7.2  Allocation of Net Profit, Gross Income and Net
                           ----------------------------------------------
         Loss.  The Partners hereby agree that the Net Profit, Gross Income
         ----
         and Net Loss of the Partnership shall be allocated among them in accordance with this Section 7.2.

              (a)  Gross Income from Operations.  Except as otherwise
                   ----------------------------
         provided in this Article 7, Gross Income from Operations, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period, in an amount equal to the total amount distributed to Developer pursuant to Section 5.2 with respect to such Fiscal Year or other period, shall be allocated to Developer.

              (b)  Net Profits From Operations and Capital Transactions.
                   ----------------------------------------------------
         Except as otherwise provided in this Article 7, Net Profit, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period shall be allocated among the Partners as fol-lows:

                   (i) All Net Profit from Operations of the Partnership shall be allocated to NEPP V.

                   (ii) Net Profit from Capital Transactions shall:

                        (x) first be allocated to the Partners in propor-
                   tion to the negative balances, if any, in their Adjusted Capital Accounts (after adjusting such Adjusted Capital Accounts for allocations of any Gross Income, Net Loss or Net Profit from Operations of the Partnership for the Fiscal Year or other period) until such negative balances are increased to zero, and

                        (y) thereafter, be allocated to the Partners in
                   such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital were distributed to the Partners in accordance with the provisions of Section
                   5.3 hereof, other than clauses FIRST and THIRD thereof.

                 (c)    Net Losses From Operations and Capital
                        --------------------------------------
         Transactions.  Except as otherwise provided in this Article 7, Net
         ------------
         Loss, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period shall be allocated as follows:

                   (i) All Net Loss from Operations of the Partnership shall be allocated to NEPP V.

                   (ii) Net Loss from Capital Transactions shall:

                             (x) first be allocated to those Partners with
                        positive balances in their Adjusted Capital
                        Accounts in amounts equal to their respective Adjusted Capital Account balances; provided, however, that if the amount of Net Loss to be allocated is less than the sum of the Adjusted Capital Account balances of all Partners having positive Adjusted Capital Account balances, then the Net Loss shall be allocated to the Partners in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital were distributed to the Partners in accord-ance with the provisions of Section 5.3 hereof, other than clauses FIRST and THIRD thereof; and

                             (y) thereafter, one hundred percent (100%) to
                        NEPP V.

              (d)  Liquidation.  Subject to the provisions of Sections
                   -----------
         7.2(e) through (j), Net Profit and Net Loss incurred in the Fiscal Year in which the Partnership is liquidated shall be allocated in accordance with the provisions of Sections 7.2(b)(ii) and 7.2(c)(ii) without regard to whether such Net Profit and Net Loss arises from a Capital Transaction, and Sections 7.2(a), 7.2(b)(i) and 7.2(c)(i) shall not apply.

              (e)  Minimum Gain Chargeback.  Notwithstanding any other
                   -----------------------
         provision of this Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of Partnership Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined as set forth in the definition of Partnership Minimum Gain; provided, however, that no such allocation of Gross Income to a Partner shall occur in the following circumstances:

                        (i) If the net decrease in Partnership Minimum Gain is caused by a modification of a Nonrecourse Liability and the Partner bears the Economic Risk of Loss with respect to such modified liability;

                       (ii) If the net decrease in Partnership Minimum Gain is attributable to a repayment of a Nonrecourse Liability with amounts contributed to the capital of the Partnership by the Partner; and

                      (iii) If the allocation of Gross Income would cause a "distortion in the economic arrangement among the Partners" and the Partnership receives a waiver of the requirement that Gross Income be so allocated from the Commissioner of the Internal Revenue Service pursuant to Treasury Regulation
              Section 1.704-2(f)(4).

                   (f)  Minimum Gain Chargeback for Partner Nonrecourse
                        -----------------------------------------------
         Debt.  Notwithstanding any other provision of this Agreement to
         ----
         the contrary other than Section 7.2(e), above, if in any year there is a net decrease in the amount of Partner Nonrecourse Debt Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's net decrease in Partner Nonrecourse Debt Minimum Gain with respect to liabilities for which the Partner bears the Economic Risk of Loss; provided, however, that no such allocation of Gross Income to a Partner shall occur in the following circumstances:

                        (i) If the net decrease in Partner Nonrecourse Debt Minimum Gain is caused by a modification of a Partner Nonrecourse Debt and the Partner bears the Economic Risk of Loss with respect to such modified liability;

                       (ii) If the net decrease in Partner Nonrecourse Debt Minimum Gain is attributable to a repayment of a Partner Nonrecourse Debt with amounts contributed to the capital of the Partnership by the Partner;

                      (iii) In any circumstance described in clause (iii) of Section 7.2(e) hereof; and

                       (iv) If the net decrease in Partner Nonrecourse Debt Minimum Gain is caused by a modification of a Partner Nonrecourse Debt that causes it to become a Nonrecourse Liability.

              (g)  Nonrecourse Deductions.  All Nonrecourse Deductions of
                   ----------------------
         the Partnership for any Fiscal Year or other period shall be allocated among the Partners in the same manner and proportions as are Net Losses from Operations of the Partnership.

              (h)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse
                   ------------------------------
         Deductions shall be allocated to the Partner who bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt.

              (i)  Qualified Income Offset.  Notwithstanding any of the
                   -----------------------
         provisions above (except Sections 7.2(e) and (f) which shall be applied first), if in any Fiscal Year or other period a Partner receives an adjustment, allocation or distribution described in

         Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Gross Income (and items thereof) shall first be allocated to Partners with negative Adjusted Capital Account balances (adjusted in accordance with Section 3.1(c) hereof), in proportion to such negative balances, until such balances are increased to zero.

              (j)  Limit on Loss Allocations.  Notwithstanding the provi-
                   -------------------------
         sions of Section 7.2(c), Net Loss (or items thereof) shall not be allocated to a Partner if such allocation would cause or increase a negative balance in such Partner's Adjusted Capital Account (adjusted in accordance with Section 3.1(c) hereof) and shall be reallocated to the other Partner or Partners, subject to the limitations of this Section 7.2(j).

              (k)  Reversal of Mandatory Allocations.  In the event that
                   ---------------------------------
         any Net Profit or Net Loss, or items thereof, of the Partnership are allocated pursuant to Sections 7.2(i) or (j), subsequent Net Profit or Net Loss (or items thereof) will first be allocated (subject to Sections 7.2(e) through (j)) to the Partners in a manner which will result in each Partner having a Capital Account balance equal to that which would have resulted had the original allocation of Net Profit or Loss or items thereof pursuant to Sec-tions 7.2(i) and (j) not occurred.

              (l)  Priority.  For purposes of the allocations pursuant to
                   --------
         this Article 7 and except as otherwise provided, Sections
         7.2(a) (Gross Income from Operations) shall apply first, then Sections 7.2(b)(i) and 7.2(c)(i) (Net Profit or Loss from Operations), and thereafter Sections 7.2(b)(ii) and 7.2(c)(ii) (Net Profit or Loss from Capital Transactions). The allocation of Net Profit and Net Loss from Capital Transactions shall be made before adjusting Capital Account balances to reflect the distribution of proceeds from such Capital Transactions.

              (m)  Compliance with Code.  The foregoing provisions of this
                   --------------------
         Agreement relating to the allocation of Net Profit and Net Loss are intended to comply with Treasury Regulations under Section 704(b) of the Code and shall be interpreted and applied in a man-ner consistent with such regulations.

              Section 7.3  Tax Allocations; Code Section 704(c).  In
                           ------------------------------------
         accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder, depreciation, amortization, gain and loss, as determined for tax purposes, with respect to any property whose Book Value differs from its adjusted basis for federal income tax purposes shall, for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

              Any elections or other decisions relating to such allocations shall be made by the Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

              Section 7.4  Allocations Upon Transfer or Change of
                           --------------------------------------
         Interests.  Upon a transfer of all or a portion of a Partner's
         ---------
         Interest, Gross Income, Net Profits and Net Losses shall be allocated among the Partners in accordance with the provisions of
         Section 11.5.


                                      ARTICLE 8

                               ACCOUNTING AND RECORDS
                               ----------------------

              Section 8.1  Books and Records.  NEPP V shall keep or cause
                           -----------------
         to be kept, at Partnership expense, at the Partnership's principal office, separate books of account for the Partnership which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Partnership business in accordance with generally accepted accounting principles consistently applied and sufficient to obtain an unqualified opinion from the Accountants as to the Partnership's financial position and results of operations. The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly. The expenses chargeable to the Partnership shall include only those which are reasonable and necessary for the ordinary and efficient operation of the Partnership business and the performance of the obligations of the Partnership under any leases or other agreements relating to the Project or the business of the Partnership.

              Each Partner shall, at its sole expense, have the right, at any time without notice to the other, to examine, copy and audit the Partnership's books and records during normal business hours.

              All books, records (including bills and invoices), reports and returns of the Partnership required by this Article 8 shall be maintained in a manner and form consistent with NEPP V's methods and procedures of reporting investment transactions.

              Section 8.2  Reports.  With respect to each Fiscal Year of
                           -------
         the Partnership, NEPP V shall cause a general accounting to be made by the Accountants at the expense of the Partnership. The accounting shall be performed in accordance with generally accepted auditing standards, and shall cover all of the assets, properties, liabilities and net worth of the Partnership as well as its dealings, transactions and operations during such Fiscal Year, together with all other matters customarily included in such accountings.

              Within 90 days after the end of each Fiscal Year, NEPP V shall cause to be furnished to Developer financial statements for the Partnership, prepared on an accrual basis and otherwise in accordance with generally accepted accounting principles consistently applied, which shall contain a balance sheet as of the end of the Fiscal Year, statements of profit and loss, and Operating Cash Flow, changes in the Capital Accounts and a statement of changes in financial position for the Fiscal Year then ended. Such financial statements shall disclose and/or footnote, in sufficient detail, all items of taxable income, gain, loss, or accounts which vary from the reporting of such items for financial accounting purposes. Any exceptions to the financial statements rendered must be made by a Partner within one year from its receipt and, if no exception is made within that time, the statements shall be considered to be correct.

              Section 8.3  Tax Returns.  At Partnership expense, NEPP V
                           -----------
         shall cause the Accountants to prepare all income and other tax returns of the Partnership (on an accrual basis) and cause the same to be filed in a timely manner. NEPP V shall furnish to Developer a copy of each such return before it has been filed, together with any schedules or other information which each Partner may require in connection with such Partners' own tax affairs. Each of the Partners shall, in its respective income tax return and other statements filed with the Internal Revenue Service or other taxing authority, report taxable income in accordance with the provisions of this Agreement.

              Section 8.4  Depreciation.  The Partnership shall, to the
                           ------------
         extent permitted by the Code, utilize the Accelerated Cost Recovery System (as defined in the Code) on a straight-line basis.

              Section 8.5  Special Basis Adjustment.  In connection with
                           ------------------------
         any assignment or transfer of an Interest permitted by the terms of this Agreement, NEPP V shall cause the Partnership, at the written request of the transferor, the transferee or the successor to such Interest, on behalf of the Partnership and at the time and in the manner provided in Treasury Regulation Section 1.754-1(b) (or any like statute or regulation then in effect), to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code (or any like statute or regulation then in effect), and such transferee shall pay all costs incurred by the Partnership in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees.

              Section 8.6  Tax Matters Partner.  NEPP V shall be the party
                           -------------------
         designated to receive all notices from the Internal Revenue Service ("IRS") which pertain to the tax affairs of the Partnership and NEPP V shall be entitled to require that any IRS examinations or audits shall take place at the offices of NEPP V. NEPP V shall be the "Tax Matters Partner" of the Partnership pursuant to the Code.

              Section 8.7  Fiscal Year.  The Fiscal Year of the Partnership
                           -----------
         shall be the calendar year, unless otherwise determined by NEPP V. As used in this Agreement, a fiscal year shall include any partial fiscal year at the beginning and end of the Partnership term.

              Section 8.8  Bank Accounts.  NEPP V shall have fiduciary
                           -------------
         responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The funds of the Partnership shall not be commingled with the funds of any other person and NEPP V shall not employ, or permit any other person to employ, such funds in any manner except for the benefit of the Partnership.

              The bank accounts of the Partnership shall be maintained in such banking institutions as are determined by NEPP V and withdrawals shall be made only in the regular course of Partnership business and as otherwise authorized in this Agreement on such signature or signatures as NEPP V may determine.


                                      ARTICLE 9

                              MANAGEMENT AND OPERATIONS
                              -------------------------

              Section 9.1    Management.  NEPP V acting alone, and without
                             ----------
         the consent or approval of Developer, shall have the sole authority to manage the business and operations of the
         Partnership.   Without limiting in any way the foregoing, NEPP V
         acting alone, shall have the sole authority to make all decisions respecting the conduct of the Partnership and its business, without the consent or approval of Developer, including without limitation, the following:

              - acquiring, by purchase, lease, or otherwise, any real property in addition to the Land, or constructing any new capital improvements on the Land or replacing an existing capital improvement following completion of construction thereof;

              - giving or granting any options, rights of first refusal, deeds of trust, mortgages, pledges, ground leases, security interests or otherwise encumbering the Project or any portion thereof;

              - consummating leases in the Project or any portion thereof, on such terms as NEPP V may approve;

              - obtaining, increasing, modifying, consolidating or extending any loan, line of credit or other obligation, whether secured or unsecured, affecting the Project or the Partnership or making draws under any such loan, line of credit or other obligation;

              - consenting to any rezoning or subdivision of the Land or any other material change in the legal status thereof;

              - selling, conveying or refinancing the Project or any portion thereof;

              - causing or permitting the Partnership to extend credit to or to make any loans or become a surety, guarantor, endorser or accommodation endorser for any person, firm or corporation or entering into any contracts with respect to the operation or management of the business of the Partnership or the Project (or any portion thereof);

              - initiating, defending, adjusting, settling or compromising any claim, action, suit or judgment by or against the Partnership;

              - releasing, compromising, assigning or transferring any claims, rights or benefits of the Partnership;

              - confessing a judgment against the Partnership or submitting a Partnership claim to arbitration;

              - distributing any cash or property of the Partnership, or establishing any reserve, other than as provided in this Agreement;

              - filing on behalf of the Partnership any Federal or state income tax or information returns, or changing the elec-tions or choices of methods of reporting income or loss for Federal or state income tax purposes provided for in
                   Article 8;

              - spending money or entering into any contract or agreement (or series thereof) of any nature whatsoever with respect to the Partnership or the Project (or any portion thereof);

              - assigning the rights of the Partnership in any of its property;

              - selecting attorneys or Accountants, or property managers, for the Partnership and/or the Project;

              -    advertising or marketing the Project;

              - granting easements or other property rights by documents that are frequently recorded, except easements for utilities serving the Project exclusively;

              - giving any approval or exercising any right (including rights to terminate or amend) under any management, construction or other contract to which the Partnership or the Project is a party;

              - approving or changing or amending the plans or specifications or budget for any building or structure being constructed by the Partnership; or

              - entering into any amendment, modification, revision, supplement or rescission with respect to any of the foregoing.

              NEPP V shall devote itself to the business of the Partnership to the extent it reasonably determines necessary for the efficient carrying on thereof, without compensation therefor except as specifically provided in this Agreement; provided, however, that all of the Partners agree and acknowledge that (a) NEPP V shall not be required, nor is it expected, to devote itself to the business of the Partnership on a full-time basis, (b) the Project shall be managed and maintained by the Property Manager pursuant to the Management Agreement (or by another person who may serve as property manager, in the event the Property Management Agreement is terminated), and NEPP V may rely on the Property Manager (or such other property manager) to manage and maintain the Project in a prudent and reasonable manner and shall have no liability to the Partnership or the Partners with respect to any matter delegated to the Property Manager (or such other property manager) and (c) NEPP V shall be permitted to delegate to a third party such other of its duties and obligations under this Agreement as it may determine in its sole discretion.

              With respect to all of its obligations, powers, and responsibilities under this Agreement, NEPP V is authorized, in the name and on behalf of the Partnership, to execute, deliver, and perform the terms, covenants and obligations of, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

              Without limiting the foregoing, Developer hereby waives any and all rights it may have under the Act to vote on, approve or consent to any matter or to participate in the management, business or operations of the Partnership, including without limitation any rights it may have under Section 15636 of the Act.

              Section 9.2 Standard of Care. NEPP V shall use reasonable efforts to perform its duties under this Agreement, including, without limitation, employing necessary personnel, on and off-site, in connection with the business of the Partnership, and shall at all times act in a fiduciary manner towards the Partnership and Developer.

              Section 9.3 Insurance. NEPP V shall procure and maintain, or cause to be procured and maintained, at the expense of the Partnership, insurance sufficient to enable the Partnership to comply with applicable laws, regulations and requirements, including without limitation, obligations imposed on the Project by the any documents relating to Third Party Loans, and any and all other agreements and instruments by which the Project is bound, such additional insurance as may be customary for projects of a similar type in the geographic area in which the Project is located, and such additional insurance as NEPP V reasonably determines to be appropriate for the Project.


                                     ARTICLE 10

                           REPRESENTATIONS AND WARRANTIES
                           ------------------------------

              Section 10.1  Developer.  As of the date hereof each of the
                            ---------
         statements in this Section 10.1 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein, and such warranties and representations shall survive the execu-tion of this Agreement. As of the date hereof, Developer hereby represents and warrants that:

              - Developer is a duly organized and validly existing California limited partnership and has the requisite power and authority to enter into and carry out the terms of this Agreement.

              - All partnership action required to be taken by Developer to consummate this Agreement has been taken by Developer (and its partners) and no further approval of any board, court, or other body is necessary in order to permit Developer to consummate this Agreement.

              - To the best of its knowledge, neither the execution and delivery of this Agreement, nor the performance of or the compliance with, this Agreement has resulted (or will result) in any violation of, or will be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, or result in the creation of any lien, encumbrance or any other charge upon the Project pursuant to any charter, bylaw, partnership agreement, trust agreement, mortgage, deed of trust, indenture, contract, agreement, permit, judgment, decree, or order to which Developer is a party or by which the Project (or any portion thereof) is bound, and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of Developer under this Agreement.

              - To the best of its knowledge, there is no action, proceeding or investigation, pending or threatened (nor any basis therefor) which questions, directly or indirectly, the validity or enforceability of this Agreement as to Developer or which would materially and adversely affect the Project.

              - To the best of Developer's knowledge, no representation, warranty or covenant of Developer in this Agreement (except for the first two representations of this Section 10.1, which shall not be limited to Developer's best knowledge, but shall be absolute), or in any document or certificate furnished or to be furnished to NEPP V pursuant hereto contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. All such representations, warranties or statements of Developer are based, to the best of Developer's knowledge, upon current, accurate and complete information as of the time of their making, and there have been, to the best of Developer's knowledge, no changes in such information subsequent thereto.

              Section 10.2  NEPP V.  As of the date hereof each of the
                            ------
         statements in this Section 10.2 shall be a true, accurate and full disclosure of all facts relevant to the matter contained therein, and such warranties and representations shall survive the execu-tion of this Agreement. As of the date hereof, NEPP V hereby represents and warrants that:

              - NEPP V is a duly organized limited partnership validly existing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to enter into and carry out the terms of this Agreement;

              - All partnership action required to be taken by NEPP V to consummate this Agreement has been taken and that no further approval of any board, court, or other body is necessary in order to permit NEPP V to consummate this Agreement.

              - To the best of its knowledge, neither the execution and delivery of this Agreement nor the performance of nor the compliance with this Agreement, has resulted (or will result in) any violation of, or will be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, or result in the creation of any lien, encumbrance or any other charge upon the Project pursuant to any charter, bylaw, partnership agreement, trust agreement, mortgage, deed of trust, indenture, contract, agreement, permit, judgment, decree, or order, to which NEPP V is a party and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of NEPP V under this Agreement.

              - To the best of NEPP V's knowledge, there is no action, proceeding or investigation, pending or threatened (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to NEPP V.

              - To the best of NEPP V's knowledge, no representation, warranty or covenant of NEPP V in this Agreement (except for the first two representations of this Section 10.2, which shall not be limited to NEPP V's knowledge, but shall be absolute), or in any document or certificate furnished or to be furnished to Developer pursuant hereto contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. All such representations, warranties or statements of NEPP V are based, to the best of NEPP V's knowledge, upon current, accurate and complete information as of the time of their making, and there have been, to the best of NEPP V's knowledge, no changes in such information subsequent thereto.

              Section 10.3  Brokers.  Each party represents to the other
                            -------
         that, except for fees paid upon formation of the Partnership to Charterhouse Investment Company, they have not retained or been approached by any broker, finder, agent or the like in connection with this transaction or the negotiations thereof. Each party shall indemnify and hold the other party hereto harmless from and against all loss, liabilities, claims, damages and expenses, including court costs and reasonable attorneys' fees, arising out of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby insofar as any such claim arises by reason of services alleged to have been rendered to or at the insistence of such indemnifying party.


                                     ARTICLE 11

                                TRANSFER OF INTERESTS
                                ---------------------

              Section 11.1  Restrictions on Transfer of Developer's
                            ---------------------------------------
         Interest.  Except as expressly provided for in this Agreement,
         --------
         Developer may not, without the prior written consent of NEPP V, sell, convey, transfer, assign, mortgage, pledge, hypothecate or otherwise encumber in any way ("transfer") all or any portion of its Partnership Interest or any interest it may have in any property of the Partnership, or withdraw or retire from the Partnership. Any such attempted transfer, withdrawal or retirement not permitted hereunder shall be null and void. A transfer of an interest in Developer shall be deemed a transfer for the purpose of this Section 11.1.

              Section 11.2  No Restriction on Transfer of NEPP V Interest.
                            ---------------------------------------------
         NEPP V may, without the consent or approval of Developer, sell, convey, transfer, assign, mortgage, pledge, hypothecate or otherwise encumber in any way ("transfer") all or any portion of its Partnership Interest or any interest it may have in any property of the Partnership, or withdraw or retire from the Partnership. Any such transferee may be admitted to the Partnership in substitution for NEPP V with respect to the interest (or portion thereof) so transferred, and Developer hereby consents to such substitution.

              Section 11.3  Permitted Transfers.  Developer or its
                            -------------------
         successors, without the consent of NEPP V, may make the following transfers:

              - a transfer of stock in Investment Building Group ("IBG") to any party so long as Jack M. Langson and/or a trust of which he is the sole trustee retains voting control of and at least 51% of the stock of IBG; and

              - transfers by Jack M. Langson of all or any portion of his limited partnership interest in Developer to any trust of which he is the sole trustee.

              Any such permitted transferee shall receive and hold such Partnership Interest or portion thereof subject to the terms of this Agreement and the obligations of the Developer, and there shall be no further transfer of such Partnership Interest or portion thereof except to a trust, person or entity to whom such permitted transferee could have transferred his Partnership Interest in accordance with this Section 11.3 had such permitted transferee originally been named as a Partner or as a partner in Developer, or otherwise in accordance with the other terms of this Agreement.

              Section 11.4  General Transfer Provisions.  All transfers
                            ---------------------------
         shall be by instrument in form and substance satisfactory to counsel for the Partnership and shall contain an expression by the assignee of its intention to accept the assignment and to accept and adopt all of the terms and provisions of this Agreement, as the same may have been amended, and shall provide for the payment by the assignor of all reasonable expenses incurred by the Partnership in connection with such assignment, including, without limitation, the necessary amendments to this Agreement to reflect such transfer. The transferor shall execute and acknowledge all such instruments, in form and substance reasonably satisfactory to the Partnership's counsel, as may be necessary or desirable to effectuate such transfer.

              In no event shall the Partnership dissolve or terminate upon the admission of any Partner to the Partnership or upon any permitted assignment of an Interest in the Partnership by any Partner. Each Partner hereby waives its right to dissolve, liquidate or terminate the Partnership in such event.

              Upon completion of a transfer in compliance with this Agreement, the transferor shall be released from all future obligations arising under this Agreement after the date of such transfer provided the assignee of such transferor assumes all such
                  --------
         obligations of the transferor. However, the transferor shall remain liable for its obligations under this Agreement occurring on or prior to the date of such transfer.

              Section 11.5  Tax Allocations and Cash Distributions. If an
                            --------------------------------------
         Interest is transferred, the Net Profit or Loss allocable, and cash distributable, to the holder of such Interest for the then Fiscal Year shall be allocated and distributed based on a method consistent with Section 706(d) of the Code. However, if such parties agree that such Net Profit or Loss and cash are to be allocated and distributed based upon an interim closing of the Partnership books, and such parties agree to pay all expenses incurred by the Partnership in connection therewith and so notify the non-transferring Partner, then all such Net Profit or Loss and cash shall be allocated and distributed between the transferor and transferee based upon an interim closing of the Partnership's books and records. In no event, however, shall Extraordinary Cash Flow or Net Profit or Loss arising from a Capital Transaction be distributed and allocated to any Partner other than the Partners owning Interests as of the date of the Capital Transaction in question.

              Section 11.6  Compliance.  Notwithstanding anything to the
                            ----------
         contrary in this Agreement, at law or in equity, no Partner shall transfer or otherwise deal with any Interest in a way that would cause a default under any material agreement to which the Partnership is a party or by which it is bound.

              Section 11.7  Waiver of Partition.  Neither Partner shall,
                            -------------------
         either directly or indirectly, take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner (and its legal representatives, successors or assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.


                                     ARTICLE 12

                       OPTION TO PURCHASE DEVELOPER'S INTEREST
                       ---------------------------------------

              Section 12.1   NEPP V's Right to Acquire Developer's
                             -------------------------------------
         Interest.  At any time, NEPP V may, by providing written notice to
         --------
         Developer, elect to purchase (or cause its designee to purchase) Developer's entire Interest in the Partnership. The purchase price for the interest shall be determined in accordance with
         Section 12.2 below.

              Section 12.2   Purchase Price.  The purchase price of
                             --------------
         Developer's Interest shall be an amount mutually acceptable to Developer and NEPP V; provided that, if they are unable to agree, the purchase price shall equal 100% of the aggregate amount which would be distributable to Developer under Section 5.3 if the assets of the Partnership were sold for their "Fair Value" and the proceeds of such sale were distributed under Section 5.3. Such Fair Value shall be determined in the manner specified in the following paragraph, and the amount distributable to Developer upon a sale of the Project for its Fair Value shall be determined as provided below. Within 15 days after the determination of the

         Fair Value of the assets of the Partnership, the Accountants shall determine the amount of cash which would be distributed to each Partner pursuant to the provisions of each of clauses FIRST through FIFTH of Section 5.3 if the assets of the Partnership had been sold for the Fair Value as of the date of the determination and shall give each Partner written notice ("Accountant's Notice") thereof. The determination by the Accountant of such amounts shall be conclusive.

              The "Fair Value" of the assets of the Partnership shall be determined by one or more real estate appraisers (as provided herein), who shall be members of the American Institute of Real Estate Appraisers. NEPP V and Developer shall each select one appraiser within 15 days after the giving of written notice pursuant to Section 12.1, and each shall notify the other of the appraiser selected by it. If a Partner fails to select an appraiser, the appraiser selected shall act alone. Each Partner shall, after selection of all appraiser(s), be required to provide to the appraiser(s) a proposal as to the Fair Value of the Partnership's assets (the "Proposed Fair Value"). The appraiser(s) so selected shall be required to select as the Partnership's Fair Value one of the two Proposed Fair Values. If they fail to do so, then either Partner may request the American Arbitration Association or any successor organization thereto to appoint a third appraiser. If a third appraiser has not been appointed by the American Arbitration Association within 60 days of a Partners' request for it to do so, then either Partner may apply to any court having jurisdiction to appoint the third appraiser. The third appraiser, whether appointed by the original appraisers, the American Arbitration Association or a court, shall select, from among the two Proposed Fair Values, the Fair Value within 30 days after its selection or appointment. The appraiser(s) shall select the Proposed Fair Value which they believe, as between the two Proposed Fair Values, to be the fairest price estimated in terms of money which the Partnership could obtain if its assets were exposed for sale in the open market allowing a reasonable time to find a purchaser who buys with knowledge of the uses which such assets in their then condition are adapted and for which such assets are capable of being used at the time of the appraisal. The appraiser(s) shall also take into consideration whether or not any debt to which the assets of the Partnership are subject is prepayable or callable.

              This provision for determination of the Fair Value shall be specifically enforceable to the extent such remedy is available under applicable law, and the determination of Fair Value hereunder shall be final and binding upon the parties.

              In connection with a determination of the Fair Value pursuant to this Section 12.2: if one appraiser is used, each of the Partners shall bear 50% of the fees and expenses of the appraiser;

         if two appraisers are used, each of the Partners shall bear the fees and expenses of the appraiser selected by such Partner; if three appraisers are used, each of the Partners shall bear the fees and expenses of the appraiser selected by such Partner and 50% of the fees and expenses of the third appraiser.

              Section 12.3  Closing of Purchase and Sale.  The closing of a
                            ----------------------------
         purchase pursuant to this Article 12 shall be held at the principal office of the Partnership within 30 days after purchase price of the Developer's interest has been determined. Developer shall transfer to NEPP V its entire Interest in the Partnership free and clear of all liens, security interests and competing claims, and shall deliver to NEPP V or its designee such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any liens, security interests or competing claims as NEPP V shall reasonably request.

              Section 12.4  Payment.  At the closing, NEPP V or its
                            -------
         designee shall pay the purchase price by delivery at the closing of a certified or bank cashier's check payable to the order of Developer in the amount of the purchase price determined pursuant to Section 12.2.

              Section 12.5  Liabilities.  The purchase of the Interest of
                            -----------
         Developer pursuant to this Article 12 shall release the Developer (and NEPP V shall indemnify and hold harmless Developer) from all liabilities and claimed liabilities of the Partnership except for liabilities not taken into account in the determination of the purchase price and tort liabilities not taken into account in the determination of Purchase Price to the extent such tort liabilities are not covered by insurance for events occurring prior to Developer's withdrawal from the Partnership.


                                     ARTICLE 13

                           TERMINATION OF THE PARTNERSHIP
                           ------------------------------

              Section 13.1  Events of Dissolution.  The Partnership shall
                            ---------------------
         dissolve upon the first to occur of the following events:

              - the expiration of the term of the Partnership as provided in Section 1.9;

              - the sale or other disposition (including, without limi-tation, taking by eminent domain) of all or substan-tially all of the assets of the Partnership unless such sale or other disposition involves any deferred payment of the consideration for such sale or disposition, in which case the Partnership shall not dissolve until the last day of the calendar year during which the Partner-ship shall receive the balance of such deferred payment;

              - the occurrence of an Event of Bankruptcy of the Partnership, which is not discharged or stayed within 90 days of occurrence;

              -    at the election of NEPP V, at any time; or

              - the issuance of a decree of dissolution by a court of competent jurisdiction.

              Section 13.2  Effect of Dissolution.  Upon dissolution of the
                            ---------------------
         Partnership pursuant to Section 13.1, the Partnership shall not terminate but shall continue solely for the purposes of liqui-dating all of the assets owned by the Partnership (until all such assets have been sold or liquidated) and collecting the proceeds from such sales and all receivables of the Partnership unless the same have been written off as uncollectible. Upon dissolution, the Partnership shall engage in no further business thereafter other than that necessary to cause the Project to be operated on an interim basis and for the Partnership to collect its receivables, liquidate its assets and pay or discharge its liabilities.

              Section 13.3  Sale of Assets by Liquidating Trustee.  Upon
                            -------------------------------------
         dissolution of the Partnership, NEPP V shall, as "Liquidating Trustee", proceed diligently to wind up the affairs of the Part-nership and distribute its assets. NEPP V shall be permitted to appoint another person to serve as Liquidating Trustee, or another person to succeed any subsequently selected successor, whenever the person originally selected or any such subsequently selected successor, as the case may be, fails for any reason to carry out such purpose. The Liquidating Trustee may be an individual, corporation or general or limited partnership.

              The decision to accept or reject an offer to purchase assets of the Partnership shall be made solely by the Liquidating Trustee.

              In winding up the affairs of the Partnership, the Liquidating Trustee shall pay the liabilities of the Partnership in such order of priority as provided by law. If at the time of dissolution the completion of all buildings then under construction on the Land has not occurred, the Liquidating Trustee, in winding up the affairs of the Partnership, shall have the authority, but not the obligation, to complete the construction of the buildings.

              All distributions of cash in winding up the affairs of the Partnership shall be made in accordance with the provisions of
         Section 5.4.

                                     ARTICLE 14

                                    MISCELLANEOUS
                                    -------------

              Section 14.1  Notices.  All notices required or permitted by
                            -------
         this Agreement shall be in writing and may be delivered in person to either party or may be sent by registered or certified mail, with postage prepaid, return receipt requested, or may be transmitted by telegraph, telecopy, overnight courier, personal delivery or other commercially reasonable means, and addressed in the case of NEPP V to:

                             c/o Copley Real Estate Advisors, Inc.
                             399 Boylston Street
                             Boston, Massachusetts 02116
                             Attention:  General Counsel
                             Re:  IBG Dahlia Associates

         and in the case of Developer to:

                             c/o Investment Building Group
                             500 North State College Boulevard
                             Suite 525
                             Orange, California  92668
                             Attention:  Jack M. Langson
                             RE: IBG Dahlia Associates

         or to such other address as shall from time to time be supplied in writing by any party to the other. Notice sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as above provided, shall be deemed given four days after deposit of same in the United States mail. If any notice is telegraphed the same shall be deemed served or delivered 48 hours after the transmission thereof. Any notice or other document sent or delivered in any other manner shall be effective only if and when received.

              Section 14.2  Successors and Assigns.  Subject to the
                            ----------------------
         restrictions on transfer set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representative, successors and assigns.

              Section 14.3  No Oral Modifications; Amendments.  No oral
                            ---------------------------------
         amendment of this Agreement shall be binding on the Partners. Any modification or amendment of this Agreement must be in writing signed by all of the Partners.

              Section 14.4  Captions.  Any article, section or paragraph
                            --------
         titles or captions contained in this Agreement and the table of contents are for convenience of reference only and shall not be deemed a part of this Agreement.

              Section 14.5  Terms.  Common nouns and pronouns shall be
                            -----
         deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person or Entity may in the context require. Any references to the Code, the Act or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

              Section 14.6  Invalidity.  If any provision of this Agreement
                            ----------
         shall be held invalid, it shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

              Section 14.7  Counterparts.  This Agreement may be executed
                            ------------
         in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the Partners, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

              Section 14.8  Further Assurances.  The parties hereto agree
                            ------------------
         that they will cooperate with each other and will execute and deliver, or cause to be delivered, all such other instruments, and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

              Section 14.9  Complete Agreement.  This Agreement constitutes
                            ------------------
         the complete and exclusive statement of the agreement between the Partners. It supersedes all prior written and oral statements and no representation, statement, condition or warranty not contained in this Agreement shall be binding on the Partners or have any force or effect whatsoever.

              Section 14.10  Attorneys' Fees.  If any proceeding is brought
                             ---------------
         by one Partner against the other to enforce, or for breach of, any of the provisions in this Agreement, the prevailing Partner shall be entitled in such proceeding to recover reasonable attorneys' fees together with the costs of such proceeding therein incurred.

              Section 14.11  Governing Law.  This Agreement shall be
                             -------------
         construed and enforced in accordance with the laws of the State of California.

              Section 14.12  No Third Party Beneficiary.  Any agreement to
                             --------------------------
         pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Partners and their respective heirs, successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, it being the intention of the Partners that no one shall be deemed to be a third party beneficiary of this Agreement.

              Section 14.13  Exhibits and Glossary.  Each of the Exhibits
                             ---------------------
         and the Glossary attached hereto are hereby incorporated herein and made a part hereof for all purposes, and references herein thereto shall be deemed to include this reference and incorporation.

              Section 14.14  Estoppels.  Each Partner shall, upon not less
                             ---------
         than 15 days' written notice from the other Partner, execute and deliver to the other Partner a statement certifying that this Agreement is unmodified and in full force and effect (or, if modified, the nature of the modification) and whether or not there are, to such Partner's knowledge, any uncured defaults on the part of the other Partner, specifying such defaults if any are claimed. Any such statement may be relied upon by third parties.

              Section 14.15  References to this Agreement.  Numbered or
                             ----------------------------
         lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Partnership Agreement and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

              Section 14.16  Reliance on Authority of Person Signing
                             ---------------------------------------
         Agreement.  If a Partner is a trust (with or without disclosed
         ---------
         beneficiaries), general partnership, limited partnership, joint venture, corporation, or any entity other than a natural person, the Partnership and the Partners shall:

              - not be required to determine the authority of the person signing this Agreement to make any commitment or under-taking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such person;

              - not be required to see to the application or distribu-tion of proceeds paid or credited to persons signing this Agreement on behalf of such entity;

              - be entitled to rely on the authority of the person signing this Agreement with respect to the voting of the Interest of such entity and with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement; and

              - be entitled to rely upon the authority of any general partner, joint venturer, co- or successor trustee, or president or vice president, as the case may be, of any such entity the same as if such person were the person originally signing this Agreement on behalf of such entity.

              Section 14.17  Consents and Approvals.  Whenever the consent
                             ----------------------
         or approval of a Partner is required by this Agreement, such Partner shall have the right to give or withhold such consent or approval in its sole discretion, unless otherwise specified.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                      NEW ENGLAND PENSION PROPERTIES V; A
                                      REAL ESTATE LIMITED PARTNERSHIP

                                      By:   FIFTH COPLEY CORP., a
                                            Massachusetts corporation, its
                                            Managing General Partner


                                            By:__________________________
                                               Authorized Officer


                                      DEVELOPER:

                                      20 DAHLIA PARTNERSHIP, a California
                                      Limited Partnership

                                      By    Investment Building Group, its
                                            General Partner


                                            By__________________________
                                               Authorized Officer

                                IBG DAHLIA ASSOCIATES

                                      EXHIBIT A

                              LEGAL DESCRIPTION OF LAND
                              -------------------------



              Lot 8, Tract No. 8554, County of San Bernardino, State of California, as per map recorded in Book 123 of Maps, Pages 13 to 17, inclusive, in the office of the County Recorder of said County.

                              GLOSSARY OF DEFINED TERMS

                               IBG DAHLIA ASSOCIATES,
                          A CALIFORNIA LIMITED PARTNERSHIP

                            LIMITED PARTNERSHIP AGREEMENT


              Capitalized terms used in this Limited Partnership Agreement of IBG Dahlia Associates, a California Limited Partnership, shall have the meanings ascribed to them below:

              Accountants means Price Waterhouse, or such other firm of
              -----------
         nationally-recognized independent certified public accountants as may be selected by NEPP V.

              Accountant's Notice shall have the meaning set forth in
              -------------------
         Section 12.2.

              Accrued Junior Monthly Guaranteed Payment shall have the
              -----------------------------------------
         meaning set forth in Section 5.1.1.

              Accrued Monthly Guaranteed Payment shall have the meaning set
              ----------------------------------
         forth in Section 5.1.1.

              Accrued Senior Monthly Guaranteed Payment shall have the
              -----------------------------------------
         meaning set forth in Section 5.1.1.

              Act means the California Revised Limited Partnership Act, as
              ---
         set forth in Title 2, Chapter 3 of the California Corporations code, as amended.

              Adjusted Capital Account shall have the meaning set forth in
              ------------------------
         Section 3.1(b).

              Affiliate means a Person that directly or indirectly, through
              ---------
         one or more intermediaries, controls, is controlled by, or is under common control with the person in question and any officer, director, trustee, employee, stockholder (10% or more) or partner of any Person referred to in the preceding clause. For purposes of this definition, the term "control" means the ownership of 10% or more of the beneficial interest or the voting power of the appropriate Entity. Notwithstanding the foregoing, a person shall not be considered an affiliate of NEPP V or Developer solely by reason of the fact that such person is engaged in one or more real estate projects with NEPP V or Developer on a joint venture basis.

              Book Value means, with respect to any asset, the asset's
              ----------
         adjusted basis for federal income tax purposes, except as follows:

              (i) the initial Book Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

              (ii) the Book Value of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) if the Partnership so elects;

              (iii) if the adjusted basis of any asset acquired by the Partnership is determined by reference to the adjusted basis of any other asset of the Partnership, the Book Value of the acquired asset shall be determined by reference to the Book Value of the other asset rather than its adjusted basis; and

              (iv) if the Book Value of an asset has been determined pursuant to clause (i), (ii) or (iii), such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes except that depreciation deductions shall be computed in accordance with Section 7.1(a)(iv).

              Capital Account shall have the meaning set forth in Section
              ---------------
         3.1(a).

              Capital Transaction shall have the meaning set forth in
              -------------------
         Section 5.1.

              Code means the Internal Revenue Code of 1986, as amended from time to time, and all published rules, rulings and regulations thereunder at the time of reference thereto.

              Developer or the Limited Partner shall have the meaning set
              ---------        ---------------
         forth in the Recital.

              Economic Risk of Loss means the risk as determined under
              ---------------------
         Treasury Regulation Section 1.752-2 that a partner or person related to a partner will suffer an economic loss as a result of the failure of the Partnership to repay a liability.

              Entity means any general partnership, limited partnership,
              ------
         corporation, joint venture, trust, business trust, cooperative or association.

              Event of Bankruptcy means, as to the Partnership or a
              -------------------
         Partner, (1) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided; (2) making a general assignment for the benefit of its creditors; (3) consenting to the appointment of a receiver for all or a substan-tial part of its property; (4) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief; (5) the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent; or (6) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property.

              Extraordinary Cash Flow shall have the meaning set forth in
              -----------------------
         Section 5.1.

              Fair Value  shall have the meaning set forth in Section 12.2.
              ----------

              Fiscal Year shall have the meaning set forth in Section 8.7.
              -----------

              Gross Income shall have the meaning set forth in Section 7.1.
              ------------

              Improvements means the buildings and other improvements
              ------------
         constructed on the Land by the Partnership.

              Incapacity means for a Partner or an Entity which is the
              ----------
         general partner of a Partner, the dissolution, liquidation or ter-mination (but not including a termination under Section
         708(b)(1)(B) or Section 708(b)(2)(A) of the Code) of such Partner or Entity.

              Indemnitor shall have the meaning set forth in Section 2.8.
              ----------

              Interest means the entire ownership interest (which  may be
              --------
         segmented into and/or expressed as a percentage of various rights and/or liabilities) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act.

              IRS means the Internal Revenue Service.
              ---

              Junior Capital shall have the meaning set forth in
              --------------

         Section 3.2.

              Junior Invested Capital shall have the meaning set forth in
              -----------------------
         Section 5.1.

              Junior Monthly Guaranteed Payment shall have the meaning set
              ---------------------------------
         forth in Section 5.1.1.

              Land means the approximately 12.87-acre parcel of land
              ----
         located in Fontana, County of San Bernardino, California, as more particularly described in Exhibit A to this Agreement.
                                   ---------
              Liquidating Trustee shall have the meaning set forth in
              -------------------
         Section 14.3.

              Monthly Guaranteed Payment shall have the meaning set forth
              --------------------------
         in Section 5.1.

              NEPP V or the General Partner shall have the meaning set
              ------        ---------------
         forth in the Recital.

              Net Profit and Net Loss shall have the meanings set forth in
              ----------     --------
         Section 7.1.

              Nonrecourse Deductions for a Fiscal Year (or other period)
              ----------------------
         means deductions funded by Nonrecourse Liabilities (as determined under Treasury Regulation Section 1.704-2(c)) for such year and are generally equal to the excess, if any, of (i) the net increase in Partnership Minimum Gain during such year over (ii) the sum of
         (A) the aggregate distributions of proceeds from Nonrecourse Liabilities attributable to increases in Partnership Minimum Gain during such year and (B) increases in Partnership Minimum Gain during such year attributable to conversions of liabilities into Nonrecourse Liabilities.

               Nonrecourse Liability means any liability of a partnership
               ---------------------
         (or portion thereof) to the extent that no partner bears the Economic Risk of Loss associated with the liability.

              Operating Cash Flow shall have the meaning set forth in
              -------------------
         Section 5.1.

              Operating Deficit shall have the meaning set forth in Section
              -----------------
         6.1.

              Operating Revenues shall have the meaning set forth in
              ------------------
         Section 5.1.

              Original Agreement shall have the meaning set forth in
              ------------------
         Recital.

              Original Partnership shall have the meaning set forth in the
              --------------------
         Recital.

              Partner means NEPP V and Developer, and such successors,
              -------
         assigns or additional partners as may be admitted to the Partnership, from time to time, pursuant to the terms of this Agreement.

              Partner Nonrecourse Debt means any partnership liability to
              ------------------------
         the extent that the liability is nonrecourse for purposes of Treasury Regulation Section 1.1001-2 and a partner bears the Economic Risk of Loss associated with the liability.

              Partner Nonrecourse Debt Minimum Gain means the amount that
              -------------------------------------
         would result if Partnership Minimum Gain were computed with respect to Partner Nonrecourse Debt rather than Nonrecourse Liabilities.

              Partner Nonrecourse Deductions means deductions funded from
              ------------------------------
         Partner Nonrecourse Debt (as determined under Treasury Regulation
         Section 1.704-2(i)(2)) computed for a Fiscal Year (or other period) in a manner similar to that used in computing Nonrecourse Deductions but with reference to Partner Nonrecourse Debt Minimum Gain rather than Partnership Minimum Gain.

              Partner's Share of Partner Nonrecourse Debt Minimum Gain
              --------------------------------------------------------
         means an amount of Partner Nonrecourse Debt Minimum Gain computed for each Partner in a manner similar to that used in computing a Partner's Share of Partnership Minimum Gain but with reference to Partner Nonrecourse Debt with respect to which the Partner bears the Economic Risk of Loss rather than to Nonrecourse Liabilities.

              Partner's Share of Partnership Minimum Gain means an amount
              -------------------------------------------
         of Partnership Minimum Gain computed for each Partner under Treasury Regulation Section 1.704-2(g) and generally equal to the excess of (i) the sum of (A) the aggregate amount of Nonrecourse Deductions previously allocated to the Partner, (B) the aggregate amount of proceeds of Nonrecourse Liabilities attributable to increases in Partnership Minimum Gain previously distributed to the Partner and (C) increases in Partnership Minimum Gain during such Fiscal Year attributable to conversions of liabilities into Nonrecourse Liabilities over (ii) the Partner's aggregate proportionate share of previous decreases in Partnership Minimum Gain. A Partner's proportionate share of the decrease in Partnership Minimum Gain for a Fiscal Year shall be based upon the ratio that such Partner's Share of Minimum gain for the preceding year bore to the aggregate amount of Partnership Minimum Gain for such preceding Fiscal Year.

              Partnership means the limited partnership governed by this
              -----------
         Agreement as said limited partnership may from time to time be constituted and amended.

              Partnership Agreement shall have the meaning set forth in the
              ---------------------
         Recital.

              Partnership Capital means an amount equal to the sum of all
              -------------------
         of the Partners' Capital Account balances determined immediately prior to the allocation to the Partners pursuant to Sections 7.2(b)(ii)(y) or 7.2(c)(ii)(x) of any Net Profit or Net Loss from a Capital Transaction increased by the aggregate amount of Net Profit to be allocated to the Partners pursuant to Section 7.2(b)(ii)(y) as a result of such Capital Transaction or decreased by the aggregate amount of Net Loss to be allocated to the Partners pursuant to Section 7.2(c)(ii)(x) as a result of such Capital Transaction.

              Partnership Minimum Gain means the amount determined by
              ------------------------
         computing with respect to each Nonrecourse Liability of the Partnership, the amount of Gross Income, if any, that would be realized by the Partnership if it disposed of the property securing such liability in full satisfaction thereof, and by then aggregating the amounts so computed. For purposes of determining the amount of such Gross Income with respect to a liability, the Book Value of the asset securing the liability shall be allocated among all the liabilities that the asset secures in the manner set forth in Treasury Regulation Section 1.704-2(d)(2).

              Person means any individual or Entity, and the heirs,
              ------
         executors, administrators, legal representatives, successors and assigns of such Person where the context so admits; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

              Project means the Land, together with the streets, sewers,
              -------
         curbs, gutters, utility service connections, and other land development infrastructure and improvements constructed or to be constructed on or related to the Land (including related off-site improvements) pursuant to an Annual Business Plan.

              Project Expenses shall have the meaning set forth in Section
              ----------------
         5.1.

              Property Manager shall have the meaning set forth in Section
              ----------------
         2.10.

              Proposed Fair Value shall have the meaning set forth in
              -------------------
         Section 12.2.

              Purchase Price shall have the meaning set forth in Section
              --------------
         13.2.

              Reserve for Replacements shall have the meaning set forth in
              ------------------------
         Section 5.1.

              Selling Partner shall have the meaning set forth in Section
              ---------------
         11.2.

              Senior Capital shall have the meaning set forth in
              --------------
         Section 3.2.

              Senior Invested Capital shall have the meaning set forth in
              -----------------------
         Section 5.1.

              Senior Monthly Guaranteed Payment shall have the meaning set
              ---------------------------------
         forth in Section 5.1.1.

              Tax Matters Partner shall have the meaning set forth in
              -------------------
         Section 8.6.

              Third Party Loans shall have the meaning set forth in Section
              -----------------
         4.1.

              Transfer shall have the meaning set forth in Section 11.1.
              --------

              Working Capital Fund shall have the meaning set forth in
              --------------------
         Section 5.1.